Exhibit 99.2

EMPIRE STATE REALTY TRUST

Supplemental Operating and Financial Data
December 31, 2023

9:30:33
CNBC
NYSE
CNBC

Fourth Quarter 2023

Forward-looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; and (xviii) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2022 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect the company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this presentation speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the company (or to third parties making the forward-looking statements).

Fourth Quarter 2023 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses and IPO litigation expense. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (“NOI”) and Property Cash NOI

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store

In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store.” Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property’s NOI.

Fourth Quarter 2023 Supplemental Definitions

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For adjusted EBITDA, we add back impairment charges and gain on disposition of property.

Net Debt to Adjusted EBITDA

We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Fourth Quarter 2023

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The Company is a recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, the #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best for two consecutive years.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation and Human Capital Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer & Chief Accounting Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Camille Bonnel	(416) 369-2140	camille.bonnel@bofa.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212) 816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917) 368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9251	arosivach@wolferesearch.com

Fourth Quarter 2023 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Commercial real estate properties, at cost:
Land	$366,357	$366,364	$361,497	$361,497	$365,540
Development costs	8,178	8,178	8,204	8,178	8,166
Building and improvements	3,280,657	3,245,555	3,196,181	3,183,615	3,177,743

	3,655,192	3,620,097	3,565,882	3,553,290	3,551,449
Less: accumulated depreciation	(1,250,062)	(1,217,967)	(1,180,558)	(1,162,923)	(1,137,267)

Commercial real estate properties, net	2,405,130	2,402,130	2,385,324	2,390,367	2,414,182
Assets held for sale	—	—	—	35,980	35,538
Cash and cash equivalents	346,620	353,999	315,357	272,648	264,434
Restricted cash	60,336	66,954	80,451	108,183	50,244
Tenant and other receivables	39,836	37,651	32,901	23,879	24,102
Deferred rent receivables	255,628	254,233	249,881	238,842	240,188
Prepaid expenses and other assets	98,167	82,918	98,986	57,891	98,114
Deferred costs, net	172,457	175,488	176,678	182,367	187,570
Acquired below-market ground leases, net	321,241	323,199	325,157	327,115	329,073
Right of use assets	28,439	28,496	28,554	28,612	28,670
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,219,333	$4,216,547	$4,184,768	$4,157,363	$4,163,594

Liabilities and Equity
Mortgage notes payable, net	$877,388	$878,757	$880,592	$882,142	$883,705
Senior unsecured notes, net	973,872	973,819	973,768	973,714	973,659
Unsecured term loan facility, net	389,286	389,158	389,028	388,901	388,773
Unsecured revolving credit facility, net	—	—	—	—	—
Accounts payable and accrued expenses	99,756	83,299	71,709	71,605	80,729
Acquired below-market leases, net	13,750	14,703	15,280	16,581	17,849
Ground lease liabilities	28,439	28,496	28,554	28,612	28,670
Deferred revenue and other liabilities	70,298	75,688	73,972	76,769	76,091
Tenants’ security deposits	35,499	39,307	40,253	35,111	25,084
Liabilities related to assets held for sale	—	—	—	6,862	5,943

Total liabilities	2,488,288	2,483,227	2,473,156	2,480,297	2,480,503
Total equity	1,731,045	1,733,320	1,711,612	1,677,066	1,683,091

Total liabilities and equity	$4,219,333	$4,216,547	$4,184,768	$4,157,363	$4,163,594

Fourth Quarter 2023 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenues
Rental revenue (1)	$151,167	$151,458	$154,603	$140,091	$145,905
Observatory revenue	36,217	37,562	33,433	22,154	32,318
Third-party management and other fees	275	268	381	427	336
Other revenue and fees	5,223	2,238	2,125	1,950	2,714

Total revenues	192,882	191,526	190,542	164,622	181,273

Operating expenses
Property operating expenses	42,944	42,817	39,519	42,044	39,060
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	16,144	16,012	16,075	15,708	16,478
Observatory expenses	9,282	9,471	8,657	7,855	8,529
Real estate taxes	31,809	32,014	31,490	31,788	31,420
Depreciation and amortization	49,599	46,624	46,280	47,408	44,500

Total operating expenses	152,110	149,269	144,353	147,134	142,319

Total operating income	40,772	42,257	46,189	17,488	38,954

Other income (expense)
Interest income	4,740	4,462	3,339	2,595	2,804
Interest expense	(25,393)	(25,382)	(25,405)	(25,304)	(25,634)
Gain (loss) on disposition of property	(2,497)	—	13,565	15,696	6,818

Income before income taxes	17,622	21,337	37,688	10,475	22,942
Income tax (expense) benefit	(1,792)	(1,409)	(733)	1,219	(1,322)

Net income	15,830	19,928	36,955	11,694	21,620
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(5,670)	(7,207)	(14,049)	(4,168)	(7,947)
Non-controlling interests in other partnerships	1	(111)	(1)	43	(28)
Private perpetual preferred unit distributions	(1,050)	(1,050)	(1,051)	(1,050)	(1,050)

Net income attributable to common stockholders	$9,111	$11,560	$21,854	$6,519	$12,595

Weighted average common shares outstanding
Basic	161,974	161,851	160,028	161,339	161,720

Diluted	267,003	266,073	264,196	265,197	265,370

Earnings per share attributable to common stockholders
Basic and diluted	$0.06	$0.07	$0.14	$0.04	$0.08

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Rental Revenue
Base rent	$134,467	$133,228	$138,808	$124,782	$131,745
Billed tenant expense reimbursement	16,700	18,230	15,795	15,309	14,160

Total rental revenue	$151,167	$151,458	$154,603	$140,091	$145,905

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Fourth Quarter 2023 Highlights (unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Office and Retail Metrics:
Total rentable square footage	9,359,219	9,361,656	9,356,165	9,637,356	9,661,065
Percent occupied (1)	86.3%	87.0%	86.8%	86.7%	85.2%
Percent leased (2)	90.6%	90.5%	90.3%	89.4%	88.6%

Same Store Property Cash Net Operating Income (NOI):
Manhattan office portfolio	$66,897	$61,985	$62,800	$58,227	$61,913
Greater New York office portfolio	5,206	3,982	4,291	3,121	3,731
Retail portfolio	1,791	1,752	1,609	512	753

Total Same Store Property Cash NOI	$73,894	$67,719	$68,700	$61,860	$66,397

Multifamily Metrics:
Multifamily Cash NOI (4)	$4,032	$4,837	$3,756	$3,499	$2,848
Total number of units	727	727	721	721	721
Percent occupied	98.1%	97.1%	97.4%	97.2%	96.3%

Observatory Metrics:
Observatory NOI	$26,935	$28,091	$24,776	$14,299	$23,789
Number of visitors (3)	711,000	743,000	666,000	443,000	660,000
Change in visitors year-over-year	7.7%	8.2%	16.2%	64.7%	83.3%

Ratios at ESRT pro-rata share: (4)
Debt to Total Market Capitalization (5)	45.2%	49.7%	51.4%	54.8%	54.0%
Net Debt to Total Market Capitalization (5)	41.1%	45.4%	47.6%	51.6%	50.9%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	47.0%	51.7%	53.5%	56.9%	56.1%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	43.0%	47.6%	49.8%	53.9%	53.1%
Debt to Adjusted EBITDA (6)	6.4x	6.6x	6.7x	6.6x	6.5x
Net Debt to Adjusted EBITDA (6)	5.4x	5.5x	5.8x	5.7x	5.7x
Core FFO Payout Ratio (7)	14%	14%	14%	20%	16%
Core FAD Payout Ratio (8)	35%	23%	29%	83%	23%
Core FFO per share - diluted	$0.25	$0.25	$0.26	$0.16	$0.22
Diluted weighted average shares	267,003	266,073	264,196	265,197	265,370

Class A common stock price at quarter end	$9.69	$8.04	$7.49	$6.49	$6.74
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	1.4%	1.7%	1.9%	2.2%	2.1%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	162,062	161,346	159,843	160,340	160,140
Class B common stock (10)	984	987	988	989	990
Operating partnership units	107,900	108,618	110,087	110,618	109,905

Total common stock and operating partnership units outstanding (11)	270,946	270,951	270,918	271,947	271,035

Notes:

(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	Calculated to include ESRT’s pro-rata 90% share of NOI, debt, interest, EBITDA and FFO at its joint venture properties.
(5)

Market capitalization represents the sum of (i) Company’s common stock per share price as of December 31, 2023 multiplied by the total outstanding number of shares of common stock and operating partnership units as of December 31, 2023; (ii) the number of Series 2014 perpetual preferred units at December 31, 2023 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at December 31, 2023 multiplied by $13.52, and (iv) our outstanding indebtedness as of December 31, 2023.

(6)	Calculated based on trailing 12 months Adjusted EBITDA.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)

Beginning in the three months ended December 31, 2023, we have eliminated a deduction of other non-recurring capital improvements from Core FFO to arrive at Core FAD and the related Core FAD Payout Ratio. We made this modification above to the calculation of Core FAD Payout Ratio for the other periods presented; in our previous supplemental reports prior to this change, the Core FAD Payout Ratios were 27%, 33%, 97%, and 23% for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

(9)	Based on the closing price per share of Class A common stock on December 31, 2023.
(10)

We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.

(11)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Fourth Quarter 2023 Property Summary - Same Store (1) Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Twelve Months Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Same Store Portfolio
Revenues	$570,559	$146,857	$144,331	$147,806	$131,565	$138,097
Operating expenses	(284,765)	(72,397)	(73,074)	(68,653)	(70,641)	(67,132)

Same store property NOI	285,794	74,460	71,257	79,153	60,924	70,965
Straight-line rent	(18,960)	(1,990)	(4,900)	(11,742)	(328)	(5,896)
Above/below-market rent revenue amortization	(2,492)	(534)	(595)	(669)	(694)	(630)
Below-market ground lease amortization	7,831	1,958	1,957	1,958	1,958	1,958

Total same store property cash NOI - excluding lease termination fees	$272,173	$73,894	$67,719	$68,700	$61,860	$66,397

Percent change over prior year	2.2%	11.3%	8.8%	1.1%	(11.4)%	(3.3)%

Property cash NOI	$272,173	$73,894	$67,719	$68,700	$61,860	$66,397
Lease termination fees	—	—	—	—	—	—

Total same store property cash NOI	$272,173	$73,894	$67,719	$68,700	$61,860	$66,397

Same Store Manhattan Office(2)
Revenues	$517,516	$133,207	$130,888	$133,986	$119,435	$125,014
Operating expenses	(257,353)	(65,750)	(66,294)	(61,601)	(63,708)	(60,332)

Same store property NOI	260,163	67,457	64,594	72,385	55,727	64,682
Straight-line rent	(15,593)	(1,984)	(3,971)	(10,874)	1,236	(4,097)
Above/below-market rent revenue amortization	(2,492)	(534)	(595)	(669)	(694)	(630)
Below-market ground lease amortization	7,831	1,958	1,957	1,958	1,958	1,958

Total same store property cash NOI - excluding lease termination fees	249,909	66,897	61,985	62,800	58,227	61,913
Lease termination fees	—	—	—	—	—	—

Total same store property cash NOI	$249,909	$66,897	$61,985	$62,800	$58,227	$61,913

Same Store Greater New York Metropolitan Area Office
Revenues	$40,370	$10,064	$9,902	$10,325	$10,079	$10,617
Operating expenses	(20,917)	(4,978)	(5,127)	(5,384)	(5,428)	(5,196)

Same store property NOI	19,453	5,086	4,775	4,941	4,651	5,421
Straight-line rent	(2,853)	120	(793)	(650)	(1,530)	(1,690)
Above/below-market rent revenue amortization	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	16,600	5,206	3,982	4,291	3,121	3,731
Lease termination fees	—	—	—	—	—	—

Total same store property cash NOI	$16,600	$5,206	$3,982	$4,291	$3,121	$3,731

Same Store Retail
Revenues	$12,673	$3,586	$3,541	$3,495	$2,051	$2,466
Operating expenses	(6,495)	(1,669)	(1,653)	(1,668)	(1,505)	(1,604)

Same store property NOI	6,178	1,917	1,888	1,827	546	862
Straight-line rent	(514)	(126)	(136)	(218)	(34)	(109)
Above/below-market rent revenue amortization	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	5,664	1,791	1,752	1,609	512	753
Lease termination fees	—	—	—	—	—	—

Total same store property cash NOI	$5,664	$1,791	$1,752	$1,609	$512	$753

Notes:

(1)

Excludes 10 Bank Street, White Plains, NY, 69-97 and 103-107 Main Street, Westport, CT, and 500 Mamaroneck Ave, Harrison, NY, which were sold in December 2022, February 2023, and April 2023, respectively, Williamsburg retail in New York City, NY which was acquired in September 2023, and multifamily properties.

(2)	Includes 498,682 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Fourth Quarter 2023 Same Store Net Operating Income (“NOI”), Initial Cash Rent Contributing to Cash NOI (unaudited and dollars in thousands)

	Twelve Months Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI
Net income	$84,407	$15,830	$19,928	$36,955	$11,694	$21,620
Add:
General and administrative expenses	63,939	16,144	16,012	16,075	15,708	16,478
Depreciation and amortization	189,911	49,599	46,624	46,280	47,408	44,500
Interest expense	101,484	25,393	25,382	25,405	25,304	25,634
Income tax expense (benefit)	2,715	1,792	1,409	733	(1,219)	1,322
Less:
(Gain) loss on disposition of property	(26,764)	2,497	—	(13,565)	(15,696)	(6,818)
Third-party management and other fees	(1,351)	(275)	(268)	(381)	(427)	(336)
Interest income	(15,136)	(4,740)	(4,462)	(3,339)	(2,595)	(2,804)

Net operating income	399,205	106,240	104,625	108,163	80,177	99,596

Straight-line rent	(19,563)	(2,133)	(5,015)	(11,859)	(556)	(6,029)
Above/below-market rent revenue amortization	(2,415)	(483)	(554)	(675)	(703)	(622)
Below-market ground lease amortization	7,831	1,958	1,957	1,958	1,958	1,958

Total cash NOI - including Observatory and lease termination fees	385,058	105,582	101,013	97,587	80,876	94,903
Less: Observatory NOI	(94,101)	(26,935)	(28,091)	(24,776)	(14,299)	(23,789)
Less: cash NOI from non-Same Store properties	(18,784)	(4,753)	(5,203)	(4,111)	(4,717)	(4,717)

Total Same Store property cash NOI - including lease termination fees	272,173	73,894	67,719	68,700	61,860	66,397
Less: Lease termination fees	—	—	—	—	—	—

Total Same Store property cash NOI - excluding Observatory and lease termination fees	$272,173	$73,894	$67,719	$68,700	$61,860	$66,397

Multifamily NOI(1)
Revenues	$32,669	$8,345	$8,581	$8,119	$7,624	$6,251
Operating expenses	(16,218)	(4,268)	(3,683)	(4,254)	(4,013)	(3,345)

NOI	16,451	4,077	4,898	3,865	3,611	2,906
Straight-line rent	(408)	(102)	(103)	(101)	(102)	(64)
Above/below-market rent revenue amortization	81	57	42	(8)	(10)	6

Cash NOI	$16,124	$4,032	$4,837	$3,756	$3,499	$2,848

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

	Square Feet	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement			2024	2025	2026	2027	2028
First quarter 2024	314,994	$17,360	$15,533	$15,895	$15,443	$14,733	$11,748
Second quarter 2024	192,860	14,241	9,432	14,241	14,241	14,241	14,241
Third quarter 2024	41,056	2,672	954	2,672	2,672	2,672	2,672
Fourth quarter 2024	81,756	3,577	819	3,577	3,577	3,577	3,516
First quarter 2025	36,590	2,491	—	2,251	2,491	2,491	2,491
Second quarter 2025	154,756	9,321	—	6,128	9,321	9,321	9,321
Third quarter 2025	19,671	1,274	—	587	1,274	1,274	1,274
Fourth quarter 2025	21,262	1,318	—	330	1,318	1,318	1,318
First quarter 2027	52,116	3,231	—	—	—	3,152	3,231
First quarter 2028	25,132	1,785	—	—	—	—	1,784

	940,193	$57,270	$26,738	$45,681	$50,337	$52,779	$51,596

	Incremental Annual	Initial Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
4Q 2023	Cash Rent (2)	Cash Rent	2024	2025	2026	2027	2028
Commenced leases in free rent period	$25,418	$29,246	$21,871	$27,738	$27,328	$26,619	$23,572
Signed leases not commenced	25,264	28,024	4,867	17,943	23,009	26,160	28,024

	$50,682	$57,270	$26,738	$45,681	$50,337	$52,779	$51,596

Notes:

(1)	Calculated to include ESRT’s pro-rata 90% share at its joint venture properties.
(2)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Fourth Quarter 2023 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total Office and Retail Portfolio
Total leases executed	19	21	31	19	29
Weighted average lease term	11.1 years	8.6 years	7.9 years	9.1 years	5 years
Average free rent period	13.5 months	10.5 months	7.2 months	8.6 months	4.6 months

Office
Total square footage executed	156,444	245,292	326,150	201,145	142,828
Average starting cash rent psf - leases executed	$63.40	$66.71	$64.27	$57.11	$55.46
Previously escalated cash rents psf	$59.93	$60.28	$56.20	$54.89	$55.10
Percentage of new cash rent over previously escalated rents	5.8%	10.7%	14.4%	4.1%	0.7%

Retail
Total square footage executed	7,452	3,187	10,164	912	1,498
Average starting cash rent psf - leases executed	$189.20	$169.44	$122.70	$39.47	$262.60
Previously escalated cash rents psf	$288.16	$169.31	$178.14	$65.79	$416.07
Percentage of new cash rent over previously escalated rents	(34.3%)	0.1%	(31.1%)	(40.0%)	(36.9%)

Total Office and Retail Portfolio
Total square footage executed	163,896	248,479	336,314	202,057	144,326
Average starting cash rent psf - leases executed	$69.98	$68.03	$66.10	$57.03	$57.66
Previously escalated cash rents psf	$71.87	$61.68	$60.03	$54.94	$58.93
Percentage of new cash rent over previously escalated rents	(2.6%)	10.3%	10.1%	3.8%	(2.2%)

Leasing commission costs per square foot	$28.52	$19.53	$17.34	$20.90	$13.60
Tenant improvement costs per square foot	$96.54	91.09	64.40	83.02	41.12

Total LC and TI per square foot (1)	$125.06	$110.62	$81.74	$103.92	$54.72

Occupancy	86.3%	87.0%	86.8%	86.7%	85.2%

Manhattan Office Portfolio
Total leases executed	14	18	25	15	22

Office - New Leases
Total square footage executed	96,341	78,305	156,949	168,335	75,182
Average starting cash rent psf - leases executed	$62.26	$65.59	$66.35	$57.42	$62.95
Previously escalated cash rents psf	$59.54	$59.89	$48.93	$54.71	$58.78
Percentage of new cash rent over previously escalated rents	4.6%	9.5%	35.6%	4.9%	7.1%

Office - Renewal Leases
Total square footage executed	38,676	157,133	151,361	14,929	17,658
Average starting cash rent psf - leases executed	$66.23	$68.79	$62.55	$62.44	$63.87
Previously escalated cash rents psf	$60.91	$61.68	$63.79	$63.90	$65.80
Percentage of new cash rent over previously escalated rents	8.7%	11.5%	(1.9%)	(2.3%)	(2.9%)

Total Manhattan Office Portfolio
Total square footage executed	135,017	235,438	308,310	183,264	92,840
Average starting cash rent psf - leases executed	$63.40	$67.73	$64.48	$57.83	$63.12
Previously escalated cash rents psf	$59.93	$61.08	$56.23	$55.46	$60.11
Percentage of new cash rent over previously escalated rents	5.8%	10.9%	14.7%	4.3%	5.0%

Leasing commission costs per square foot	$28.27	$18.54	$17.02	$21.88	$15.54
Tenant improvement costs per square foot	103.30	93.00	64.58	81.92	48.72

Total LC and TI per square foot (1)	$131.57	$111.54	$81.60	$103.80	$64.26

Occupancy	87.3%	87.8%	87.6%	87.8%	86.0%

Fourth Quarter 2023 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Greater New York Metropolitan Area Office Portfolio
Total leases executed	2	2	3	3	5

Total square footage executed	21,427	9,854	17,840	17,881	49,988
Average starting cash rent psf - leases executed	N/A (2)	$42.53	$50.55	$43.98	$40.26
Previously escalated cash rents psf	N/A (2)	$41.00	$54.38	$44.33	$45.15
Percentage of new cash rent over previously escalated rents	N/A (2)	3.7%	(7.1%)	(0.8%)	(10.8%)

Leasing commission costs per square foot	$16.38	$9.35	$16.48	$11.86	$6.31
Tenant improvement costs per square foot	80.55	34.49	81.70	98.47	25.53

Total LC and TI per square foot (1)	$96.93	$43.84	$98.18	$110.33	$31.84

Occupancy	76.6%	79.3%	79.2%	80.6%	80.2%

Retail Portfolio
Total leases executed	3	1	3	1	2

Total square footage executed	7,452	3,187	10,164	912	1,498
Average starting cash rent psf - leases executed	$189.20	$169.44	$122.70	$39.47	$262.60
Previously escalated cash rents psf	$288.16	$169.31	$178.14	$65.79	$416.07
Percentage of new cash rent over previously escalated rents	(34.3%)	0.1%	(31.1%)	(40.0%)	(36.9%)

Leasing commission costs per square foot	$67.66	$123.73	$28.28	$—	$136.80
Tenant improvement costs per square foot	20.18	125.00	28.40	—	90.32

Total LC and TI per square foot (1)	$87.84	$248.73	$56.68	$—	$227.12

Occupancy	90.4%	90.4%	90.7%	86.7%	86.5%

Multifamily Portfolio
Percent occupied	98.1%	97.1%	97.4%	97.2%	96.3%
Total number of units	727	727	721	721	721

Notes:

(1)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

(2)	Leases on spaces that have been vacant for more than two years are not included in the calculation of leasing spreads. The average starting cash rent psf for these two leases was $42.06.

Fourth Quarter 2023 Commercial Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Annualized Rent per Occupied Square Foot (5)	Number of Leases (6)
Office - Manhattan
The Empire State Building	Penn Station -Times Sq. South	2,713,783	84.6%	91.8%	$149,146,291	$64.98	144
One Grand Central Place	Grand Central	1,241,235	85.2%	90.7%	64,495,396	61.01	148
1400 Broadway (7)	Penn Station -Times Sq. South	917,281	100.0%	100.0%	51,543,523	56.19	20
111 West 33rd Street (8)	Penn Station -Times Sq. South	639,496	94.2%	95.7%	40,779,657	67.68	21
250 West 57th Street	Columbus Circle - West Side	472,707	80.6%	84.5%	23,990,288	62.98	28
501 Seventh Avenue	Penn Station -Times Sq. South	461,209	88.4%	88.4%	20,432,035	50.09	19
1359 Broadway	Penn Station -Times Sq. South	456,004	83.5%	91.4%	22,376,656	58.75	32
1350 Broadway (9)	Penn Station -Times Sq. South	372,599	85.5%	86.4%	19,076,631	59.90	50
1333 Broadway	Penn Station -Times Sq. South	296,349	84.4%	94.4%	14,545,148	58.12	13

Office - Manhattan		7,570,663	87.3%	92.1%	406,385,625	61.47	475

Office - Greater New York Metropolitan Area
First Stamford Place (10)	Stamford, CT	781,731	78.7%	82.3%	26,691,177	43.38	48
Metro Center	Stamford, CT	281,510	70.9%	70.9%	10,914,848	54.71	20

Office - Greater New York Metropolitan Area		1,063,241	76.6%	79.3%	37,606,025	46.15	68

Total/Weighted Average Office Properties		8,633,904	86.0%	90.5%	443,991,650	59.79	543

Retail Properties
112 West 34th Street (8)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	24,825,569	266.78	4
The Empire State Building	Penn Station -Times Sq. South	90,670	71.9%	76.4%	7,032,389	107.93	10
One Grand Central Place	Grand Central	68,733	99.4%	99.4%	8,977,805	131.41	12
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,155,485	151.57	4
250 West 57th Street	Columbus Circle - West Side	65,526	91.4%	91.4%	9,111,860	152.07	7
10 Union Square	Union Square	58,006	91.9%	91.9%	8,181,304	153.49	10
1542 Third Avenue	Upper East Side	56,135	100.0%	100.0%	2,542,042	45.28	4
1010 Third Avenue	Upper East Side	38,235	100.0%	100.0%	3,460,188	90.50	2
501 Seventh Avenue	Penn Station -Times Sq. South	35,859	50.8%	59.6%	1,310,333	71.94	5
1350 Broadway (9)	Penn Station -Times Sq. South	30,710	77.8%	77.8%	5,962,833	249.70	5
1359 Broadway	Penn Station -Times Sq. South	29,247	83.0%	100.0%	1,668,652	68.73	5
561 10th Avenue	Hudson Yards	28,266	100.0%	100.0%	2,007,748	71.03	3
77 West 55th Street	Midtown	25,388	100.0%	100.0%	1,978,407	77.93	3
1400 Broadway (7)	Penn Station -Times Sq. South	17,879	78.2%	78.2%	1,538,836	110.07	6
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,802,507	173.90	1
Williamsburg Retail	Brooklyn	6,538	100.0%	100.0%	1,158,422	177.18	3
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	263,134	71.12	1

Total/Weighted Average Retail Properties		725,315	90.4%	92.1%	91,977,514	140.27	85

Portfolio Total		9,359,219	86.3%	90.6%	$535,969,164	$66.32	628

Notes:

(1)

Excludes (i) 189,148 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 83,190 square feet of space attributable to the Company’s Observatory.

(2)	Based on leases signed and commenced as of December 31, 2023.
(3)	Includes occupied space plus leases signed but not commenced as of December 31, 2023.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of December 31, 2023 divided by occupied square feet.
(6)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(7)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 40 years (expiring December 31, 2063).
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 54 years (expiring May 31, 2077).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 27 years (expiring July 31, 2050).
(10)	First Stamford Place consists of three buildings.

Fourth Quarter 2023 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)
	Three Months Ended	Three Months Ended
	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	Full Year 2024	Full Year 2025
Total Office and Retail Portfolio (2)
Total expirations	205,619	188,726	114,707	125,180	150,609	579,222	594,946
Less: broadcasting	—	(906)	—	(511)	—	(1,417)	—

Office and retail expirations	205,619	187,820	114,707	124,669	150,609	577,805	594,946

Renewals & relocations (3)	51,704	80,714	34,787	32,024	43,464	190,989	87,685
New leases (4)	50,828	25,651	4,115	2,998	6,738	39,502	119,226
Vacates (5)	103,087	72,064	72,271	75,649	52,219	272,203	139,521
Unknown (6)	—	9,391	3,534	13,998	48,188	75,111	248,514

Total Office and Retail Portfolio expirations and vacates	205,619	187,820	114,707	124,669	150,609	577,805	594,946

Manhattan Office Portfolio
Total expirations	186,007	150,009	114,707	103,587	130,047	498,350	495,292
Less: broadcasting	—	(906)	—	(511)	—	(1,417)	—

Office expirations	186,007	149,103	114,707	103,076	130,047	496,933	495,292

Renewals & relocations (3)	34,632	65,235	34,787	21,728	43,464	165,214	57,630
New leases (4)	50,828	25,651	4,115	2,998	6,738	39,502	119,226
Vacates (5)	100,547	52,347	72,271	64,352	41,690	230,660	106,311
Unknown (6)	—	5,870	3,534	13,998	38,155	61,557	212,125

Total expirations and vacates	186,007	149,103	114,707	103,076	130,047	496,933	495,292

Greater New York Metropolitan Area Office Portfolio
Office expirations	3,168	14,017	—	20,689	20,562	55,268	76,903

Renewals & relocations (3)	628	8,628	—	9,805	—	18,433	23,777
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	2,540	2,540	—	10,884	10,529	23,953	16,737
Unknown (6)	—	2,849	—	—	10,033	12,882	36,389

Total expirations and vacates	3,168	14,017	—	20,689	20,562	55,268	76,903

Retail Portfolio
Retail expirations	16,444	24,700	—	904	—	25,604	22,751

Renewals & relocations (3)	16,444	6,851	—	491	—	7,342	6,278
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	—	17,177	—	413	—	17,590	16,473
Unknown (6)	—	672	—	—	—	672	—

Total expirations and vacates	16,444	24,700	—	904	—	25,604	22,751

Notes:

(1)

These forecasts, which are subject to change, are based on management’s current expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2024; and tenants who move within a building or within the Company’s portfolio.

(4)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.

(5)

For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants’ existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(6)	For forecasted periods, “Unknown” represents tenants whose intentions are unknown.

Fourth Quarter 2023 Tenant Lease Expirations (unaudited)

			Percent of
		Rentable	Portfolio			Annualized
	Number	Square	Rentable		Percent of	Rent Per
	of Leases	Feet	Square Feet	Annualized	Annualized	Rentable
	Expiring (1)	Expiring (2)	Expiring	Rent (3)	Rent	Square Foot
Total Office and Retail Lease Expirations
Available	—	875,777	9.4%	$—	0.0%	$—
Signed leases not commenced	28	402,268	4.3%	—	0.0%	—
4Q 2023 (4)	15	143,627	1.5%	7,522,786	1.4%	52.38

Total 2023	15	143,627	1.5%	7,522,786	1.4%	52.38
1Q 2024	21	119,175	1.3%	8,359,089	1.6%	70.14
2Q 2024	13	114,707	1.2%	5,798,621	1.1%	50.55
3Q 2024	17	125,180	1.3%	7,181,398	1.3%	57.37
4Q 2024	38	150,609	1.6%	8,736,094	1.6%	58.01

Total 2024	89	509,671	5.4%	30,075,202	5.6%	59.01
2025	85	594,946	6.4%	40,363,625	7.5%	67.84
2026	72	628,943	6.7%	37,384,704	7.0%	59.44
2027	87	713,569	7.6%	47,192,095	8.8%	66.14
2028	63	945,077	10.1%	52,486,474	9.8%	55.54
2029	50	981,952	10.5%	73,521,837	13.7%	74.87
2030	38	745,546	8.0%	50,024,340	9.3%	67.10
2031	23	174,491	1.9%	20,214,026	3.8%	115.85
2032	29	368,694	3.9%	26,223,606	4.9%	71.13
2033	29	329,711	3.5%	21,332,708	4.0%	64.70
Thereafter	48	1,944,947	20.8%	129,627,761	24.2%	66.65

Total	656	9,359,219	100.0%	$535,969,164	100.0%	$66.32

Manhattan Office Properties (5)
Available	—	597,862	7.9%	$—	0.0%	$—
Signed leases not commenced	20	362,213	4.8%	—	0.0%
4Q 2023 (4)	12	124,643	1.6%	7,044,490	1.7%	56.52

Total 2023	12	124,643	1.6%	7,044,490	1.7%	56.52
1Q 2024	14	82,998	1.1%	5,229,107	1.3%	63.00
2Q 2024	13	114,707	1.5%	5,798,621	1.4%	50.55
3Q 2024	13	103,587	1.4%	6,394,857	1.6%	61.73
4Q 2024	36	130,047	1.7%	7,781,812	1.9%	59.84

Total 2024	76	431,339	5.7%	25,204,397	6.2%	58.43
2025	67	495,292	6.5%	32,205,906	7.9%	65.02
2026	57	485,929	6.4%	29,511,170	7.3%	60.73
2027	71	600,450	7.9%	36,782,006	9.1%	61.26
2028	47	854,943	11.3%	47,465,773	11.7%	55.52
2029	35	738,291	9.8%	44,821,337	11.0%	60.71
2030	27	599,150	7.9%	37,243,747	9.2%	62.16
2031	12	86,541	1.1%	6,076,449	1.5%	70.21
2032	21	334,698	4.4%	23,105,190	5.7%	69.03
2033	15	141,599	1.9%	8,587,282	2.1%	60.65
Thereafter	35	1,717,713	22.8%	108,337,878	26.6%	63.07

Total Manhattan office properties	495	7,570,663	100.0%	$406,385,625	100.0%	$61.47

Fourth Quarter 2023 Tenant Lease Expirations (unaudited)

			Percent of
		Rentable	Portfolio			Annualized
	Number	Square	Rentable		Percent of	Rent Per
	of Leases	Feet	Square Feet	Annualized	Annualized	Rentable
	Expiring (1)	Expiring (2)	Expiring	Rent (3)	Rent	Square Foot
Greater New York Metropolitan Area Office Properties
Available	—	220,593	20.7%	$—	0.0%	$—
Signed leases not commenced	3	27,802	2.5%	—	0.0%	—
4Q 2023 (4)	2	2,540	0.2%	63,701	0.2%	25.08

Total 2023	2	2,540	0.2%	63,701	0.2%	25.08
1Q 2024	3	11,477	1.1%	547,643	1.5%	47.72
2Q 2024	—	—	0.0%	—	0.0%	—
3Q 2024	2	20,689	1.9%	721,050	1.9%	34.85
4Q 2024	2	20,562	1.9%	954,282	2.5%	46.41

Total 2024	7	52,728	5.0%	2,222,975	5.9%	42.16
2025	13	76,903	7.2%	3,597,773	9.6%	46.78
2026	8	71,784	6.8%	3,508,404	9.3%	48.87
2027	10	58,730	5.5%	2,801,695	7.5%	47.70
2028	11	84,915	8.0%	3,735,230	9.9%	43.99
2029	5	128,271	12.1%	5,907,668	15.7%	46.06
2030	4	78,033	7.3%	3,562,425	9.5%	45.65
2031	2	16,560	1.6%	843,885	2.2%	50.96
2032(6)	1	—	0.0%	6,180	0.0%	—
2033	3	151,754	14.3%	7,494,005	19.9%	49.38
Thereafter	2	92,628	8.8%	3,862,084	10.3%	41.69

Total greater New York metropolitan area office properties	71	1,063,241	100.0%	$37,606,025	100.0%	$46.15

Retail Properties
Available	—	57,322	7.9%	$—	0.0%	$—
Signed leases not commenced	5	12,253	1.7%	—	0.0%	—
4Q 2023 (4)	1	16,444	2.3%	414,595	0.5%	25.21

Total 2023	1	16,444	2.3%	414,595	0.5%	25.21
1Q 2024	4	24,700	3.4%	2,582,339	2.8%	104.55
2Q 2024	—	—	0.0%	—	0.0%	—
3Q 2024	2	904	0.1%	65,491	0.1%	72.45
4Q 2024	—	—	0.0%	—	0.0%	—

Total 2024	6	25,604	3.5%	2,647,830	2.9%	103.41
2025	5	22,751	3.1%	4,559,946	5.0%	200.43
2026	7	71,230	9.8%	4,365,130	4.7%	61.28
2027	6	54,389	7.5%	7,608,394	8.3%	139.89
2028	5	5,219	0.7%	1,285,471	1.4%	246.31
2029	10	115,390	15.9%	22,792,832	24.8%	197.53
2030	7	68,363	9.4%	9,218,168	10.0%	134.84
2031	9	71,390	9.8%	13,293,692	14.5%	186.21
2032	7	33,996	4.7%	3,112,236	3.4%	91.55
2033	11	36,358	5.0%	5,251,421	5.7%	144.44
Thereafter	11	134,606	18.7%	17,427,798	18.8%	129.47

Total retail properties	90	725,315	100.0%	$91,977,514	100.0%	$140.27

Notes:

(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)

Excludes (i) 189,148 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 83,190 square feet of space attributable to the Company’s Observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of December 31, 2023 and expire on December 31, 2023.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(6)	Represents a telecom lease with no square footage.

Fourth Quarter 2023 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

			Weighted		Percent of
			Average	Total	Portfolio		Percent of
			Remaining	Occupied	Rentable		Portfolio
		Lease	Lease	Square	Square	Annualized	Annualized
20 Largest Tenants	Property	Expiration (1)	Term(2)	Feet (3)	Feet (4)	Rent (5)	Rent (6)
1. LinkedIn	Empire State Building	Aug. 2036	12.7 years	501,409	5.4%	$33,465,435	6.2%
2. Flagstar Bank	1400 Broadway	Aug. 2039	15.7 years	313,109	3.3%	18,285,046	3.4%
3. Centric Brands Inc.	Empire State Building	Oct. 2028	4.8 years	221,365	2.4%	11,952,833	2.2%
4. PVH Corp.	501 Seventh Avenue	Oct. 2028	4.8 years	237,281	2.5%	11,519,383	2.1%
5. Sephora	112 West 34th Street	Jan. 2029	5.1 years	11,334	0.1%	10,533,585	2.0%
6. Target	112 West 34th St., 10 Union Sq.	Jan. 2038	14.1 years	81,340	0.9%	9,341,224	1.7%
7. Coty Inc.	Empire State Building	Jan. 2030	6.1 years	156,187	1.7%	8,497,458	1.6%
8. Macy’s	111 West 33rd Street	May 2030	6.4 years	131,117	1.4%	8,451,562	1.6%
9. Urban Outfitters	1333 Broadway	Sept. 2029	5.8 years	56,730	0.6%	8,185,595	1.5%
10. Li & Fung	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	4.5 years	149,061	1.6%	7,954,806	1.5%
11. Footlocker	112 West 34th Street	Sept. 2031	7.8 years	34,192	0.4%	7,745,828	1.4%
12. Federal Deposit Insurance Corp.	Empire State Building	Dec. 2025	2.0 years	119,226	1.3%	7,578,004	1.4%
13. HNTB Corporation	Empire State Building	Feb. 2029	5.2 years	105,143	1.1%	7,000,733	1.3%
14. Institutional Capital Network, Inc.	One Grand Central Place	Feb. 2024 - Oct. 2035	10.6 years	94,331	1.0%	6,351,680	1.2%
15. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	5.9 years	86,492	0.9%	6,267,495	1.2%
16. Shutterstock	Empire State Building	Apr. 2029	5.3 years	104,386	1.1%	6,096,096	1.1%
17. Fragomen	1400 Broadway	Feb. 2035	11.2 years	107,680	1.2%	5,959,656	1.1%
18. Burlington Merchandising Corp.	1400 Broadway	Jan. 2038	14.1 years	102,898	1.1%	5,932,832	1.1%
19. ASCAP	250 West 57th Street	Aug. 2034	10.7 years	87,943	0.9%	5,384,628	1.0%
20. Duane Reade	ESB, 1350 Broadway	May 2025 - Sept. 2027	2.5 years	39,142	0.4%	4,941,165	0.9%

Total				2,740,366	29.3%	$191,445,044	35.5%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of December 31, 2023.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Fourth Quarter 2023 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Tenant improvements - first generation	$—	$—	$—	$—	$6,024
Tenant improvements - second generation	28,817	18,047	19,823	23,919	8,867
Leasing commissions - first generation	125	203	98	—	—
Leasing commissions - second generation	5,706	2,319	4,370	4,114	4,721
Building improvements - first generation	—	—	—	—	2,530
Building improvements - second generation	12,102	7,425	8,879	11,050	5,945
Non-recurring capital improvements	4,420	5,226	3,935	1,561	892

Total	$51,170	$33,220	$37,105	$40,644	$28,979

Leasing Opportunity - Inventory of Current Vacant Space as of December 31, 2023 (in square feet) (1)

Total Portfolio vacant space	1,278,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	362,000
Greater New York Office Properties SLNC	28,000
Retail Properties SLNC	12,000
Greater New York Office Properties	221,000
Retail Properties	57,000
Manhattan Office Properties	535,000
Manhattan Office Properties off market	20,000
Manhattan Office Properties other	43,000

Total	1,278,000

Notes:

(1)	These estimates are based on the Company’s current budgets and are subject to change.

Fourth Quarter 2023 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Observatory revenue (1)	$129,366	$36,217	$37,562	$33,433	$22,154	$32,318
Observatory expenses	35,265	9,282	9,471	8,657	7,855	8,529

NOI	94,101	26,935	28,091	24,776	14,299	23,789
Intercompany rent expense (2)	80,514	21,545	22,113	20,942	15,914	18,204

NOI after intercompany rent	$13,587	$5,390	$5,978	$3,834	$(1,615)	$5,585

Observatory Metrics
Number of visitors (3)		711,000	743,000	666,000	443,000	660,000
Change in visitors year over year		7.7%	8.2%	16.2%	64.7%	83.3%
Number of bad weather days (“BWD”) (4)		11	10	12	15	20

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, the fixed license fee was $1,807, $1,807, $1,807, $1,807 and $1,200 respectively.

(2)	The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2023

Notes:

(1)	The 102nd floor Observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the Observatory was closed on March 16, 2020. The 86th floor Observatory reopened on July 20, 2020 and the 102nd floor Observatory reopened on August 24, 2020.
(3)	The Observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

Fourth Quarter 2023

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO and Core FFO	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net Income	$15,830	$19,928	$36,955	$11,694	$21,620
Non-controlling interests in other partnerships	1	(111)	(1)	43	(28)
Preferred unit distributions	(1,050)	(1,050)	(1,051)	(1,050)	(1,050)
Real estate depreciation and amortization	48,548	45,174	44,887	46,024	43,076
(Gain) loss on sale of properties	2,497	—	(13,565)	(15,696)	(6,818)

FFO attributable to common stockholders and the Operating Partnership	65,826	63,941	67,225	41,015	56,800
Amortization of below-market ground lease	1,958	1,957	1,958	1,958	1,958

Modified FFO attributable to common stockholders and the Operating Partnership	67,784	65,898	69,183	42,973	58,758

Core FFO attributable to common stockholders and the Operating Partnership	$67,784	$65,898	$69,183	$42,973	$58,758

Total weighted average shares and Operating Partnership units
Basic	262,775	262,756	262,903	264,493	263,759

Diluted	267,003	266,073	264,196	265,197	265,370

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.25	$0.24	$0.26	$0.16	$0.22

Diluted	$0.25	$0.24	$0.25	$0.15	$0.21

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.26	$0.25	$0.26	$0.16	$0.22

Diluted	$0.25	$0.25	$0.26	$0.16	$0.22

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.26	$0.25	$0.26	$0.16	$0.22

Diluted	$0.25	$0.25	$0.26	$0.16	$0.22

Reconciliation of Core FFO to Core FAD
Core FFO	$67,784	$65,898	$69,183	$42,973	$58,758
Add:
Amortization of deferred financing costs	1,075	1,089	1,088	1,089	1,096
Non-real estate depreciation and amortization	1,077	1,298	1,248	1,237	1,285
Amortization of non-cash compensation expense	5,294	4,989	5,369	4,375	5,412
Amortization of loss on interest rate derivative	1,527	1,527	1,527	1,527	1,525
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(3,013)	(5,569)	(12,534)	(1,259)	(6,651)
Corporate capital expenditures	(71)	(90)	(225)	(270)	(162)
Tenant improvements - second generation	(28,817)	(18,047)	(19,823)	(23,919)	(8,867)
Building improvements - second generation	(12,102)	(7,425)	(8,879)	(11,050)	(5,945)
Leasing commissions - second generation	(5,706)	(2,319)	(4,370)	(4,114)	(4,721)

Core FAD (1)	$27,047	$41,351	$32,584	$10,589	$41,730

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$15,830	$19,928	$36,955	$11,694	$21,620
Interest expense	25,393	25,382	25,405	25,304	25,634
Income tax expense (benefit)	1,792	1,409	733	(1,219)	1,322
Depreciation and amortization	49,599	46,624	46,280	47,408	44,500

EBITDA	92,614	93,343	109,373	83,187	93,076
(Gain) loss on sale of properties	2,497	—	(13,565)	(15,696)	(6,818)

Adjusted EBITDA	$95,111	$93,343	$95,808	$67,491	$86,258

(1)

Beginning in the three months ended December 31, 2023, we have eliminated a deduction of other non-recurring capital improvements from Core FFO to arrive at Core FAD and the related Core FAD payout ratio. We made this modification to the calculation of Core FAD for the other periods presented; in our previous supplemental reports prior to this change, Core FAD was $35,922, $28,551, $9,028, and $40,838 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

Fourth Quarter 2023 Debt Summary (unaudited and dollars in thousands)

	December 31, 2023				September 30, 2023
		ESRT	Weighted Average			ESRT	Weighted Average
		Pro-rata	Interest	Maturity		Pro-rata	Interest	Maturity
Debt Summary	Balance	Share	Rate	(Years)	Balance	Share	Rate	(Years)
Mortgage debt	$891,998	$873,887	3.77%	6.0	$893,945	$875,775	3.77%	6.3
Senior unsecured notes	975,000	975,000	4.05%	6.2	975,000	975,000	4.05%	6.4
Unsecured term loan facilities (1)	390,000	390,000	3.93%	2.0	390,000	390,000	3.93%	2.3

Total fixed rate debt	2,256,998	2,238,887	3.94%	5.4	2,258,945	2,240,775	3.94%	5.7

Unsecured term loan facilities (2)	—	—	—	—	—	—	—	—
Unsecured revolving credit facilities	—	—	—	1.3	—	—	—	1.5

Total variable rate debt	—	—	—	1.5	—	—	—	1.5

Total debt	2,256,998	2,238,887	3.94%	5.4	2,258,945	2,240,775	3.94%	5.7

Deferred financing costs, net	(9,488)				(10,052)
Debt discount	(6,964)				(7,159)

Total	$2,240,546				$2,241,734

Available Capacity	Facility	Outstanding at December 31, 2023	Letters of Credit	Available Capacity
Unsecured revolving credit facility (3)	$850,000	$—	$—	$850,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage(4)	< 60%	31.5%	Yes
Maximum Secured Leverage (4)	< 40%	12.3%	Yes
Minimum Fixed Charge Coverage	> 1.50x	3.3x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	5.7x	Yes
Maximum Unsecured Leverage (4)	< 60%	23.4%	Yes

Notes:

(1)	SOFR is fixed at 2.562% for $175 million and 2.626% for $215 million under variable to fixed interest rate swap agreements, through debt maturity.
(2)	As of December 31, 2023, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(3)

The unsecured revolving credit and term loan facilities have an accordion feature allowing for an increase in maximum aggregate principal balance to $1.5 billion under certain circumstances. This unsecured revolving credit facility matures in March 2025 with two additional six-month extension options.

(4)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.

Fourth Quarter 2023 Debt Detail (unaudited and dollars in thousands)

	Stated Interest	Effective Interest	Principal	ESRT Pro-rata Share		Maturity
	Rate (%)	Rate (%) (1)	Balance	Percent	Amount	Date	Amortization
Metro Center	3.59%	3.67%	$80,070	100%	$80,070	11/5/2024	30 years
10 Union Square	3.70%	3.97%	50,000	100%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.53%	30,000	100%	30,000	5/1/2027	Interest only
First Stamford Place (2)	4.28%	4.73%	175,860	100%	175,860	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue & 77 West 55th St.	4.01%	4.21%	34,958	100%	34,958	1/5/2028	30 years
250 West 57th Street	2.83%	3.21%	180,000	100%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	4.29%	160,000	100%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	3.56%	43,600	90%	39,240	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	3.56%	7,209	90%	6,488	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	3.85%	114,500	90%	103,050	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	3.85%	15,801	90%	14,221	11/1/2033	30 years

Total fixed rate mortgage debt			891,998		873,887
Unsecured term loan facility	SOFR plus 1.20%	4.22%	215,000	100%	215,000	3/19/2025	Interest only
Unsecured revolving credit facility	SOFR plus 1.30%	—	—	100%	—	3/31/2025	Interest only
Unsecured term loan facility	SOFR plus 1.50%	4.51%	175,000	100%	175,000	12/31/2026	Interest only
Senior unsecured notes:
Series A	3.93%	3.96%	100,000	100%	100,000	3/27/2025	Interest only
Series B	4.09%	4.12%	125,000	100%	125,000	3/27/2027	Interest only
Series C	4.18%	4.21%	125,000	100%	125,000	3/27/2030	Interest only
Series D	4.08%	4.11%	115,000	100%	115,000	1/22/2028	Interest only
Series E	4.26%	4.27%	160,000	100%	160,000	3/22/2030	Interest only
Series F	4.44%	4.45%	175,000	100%	175,000	3/22/2033	Interest only
Series G	3.61%	4.89%	100,000	100%	100,000	3/17/2032	Interest only
Series H	3.73%	5.00%	75,000	100%	75,000	3/17/2035	Interest only

Total / weighted average debt	3.94%	4.20%	2,256,998		$2,238,887

Deferred financing costs, net			(9,488)
Debt discount			(6,964)

Total			$2,240,546

Notes:

(1)	The effective interest rate is composed of the stated interest rate, deferred financing cost amortization and interest associated with variable to fixed interest rate swap agreements.
(2)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $11.9 million mortgage loan bearing interest at 6.25%.

Fourth Quarter 2023 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	ESRT Pro-rata Share	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2024	$77,675	$8,861	$86,536	$86,288	3.9%	3.59%
2025	315,000	6,893	321,893	321,621	14.4%	3.86%
2026	225,000	7,330	232,330	232,033	10.4%	3.98%
2027	319,000	6,461	325,461	325,136	14.5%	4.21%
2028	146,092	3,556	149,648	149,292	6.7%	4.06%
2029	—	3,988	3,988	3,589	0.2%	n/a
2030	508,600	4,413	513,013	508,212	22.7%	3.67%
2031	—	3,283	3,283	2,955	0.1%	n/a
2032	100,000	3,591	103,591	103,231	4.6%	3.61%
2033	439,007	3,248	442,255	431,530	19.3%	4.20%
Thereafter	75,000	—	75,000	75,000	3.2%	3.73%

Total debt	$2,205,374	$51,624	2,256,998	$2,238,887	100.0%	3.94%

Deferred financing costs, net			(9,488)
Debt discount			(6,964)

Total			$2,240,546

Debt Maturity Profile (2)

Ground Lease Commitments (3)

Year	1350 Broadway (4)	1400 Broadway (5)	111 West 33rd Street (6)	Total
2024	$108	$675	$735	$1,518
2025	108	675	735	1,518
2026	93	675	735	1,503
2027	72	675	735	1,482
2028	72	675	735	1,482
Thereafter	1,584	23,625	35,586	60,795

	$2,037	$27,000	$39,261	$68,298

Notes:

(1)	Assumes no extension options are exercised.
(2)	The table reflects ESRT’s pro-rata share of debt maturities.
(3)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(4)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 27 years.
(5)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 40 years.
(6)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 54 years.